EXHIBIT 10.30
CENTURY ALUMINUM COMPANY
Incentive Stock Option Agreement
Pursuant to 1996 Stock Incentive Plan, as Amended
          Incentive Stock Option Agreement (the “Agreement”) dated as of «Grant_Date», between Century Aluminum Company, a Delaware corporation (the “Company”) and «Name», an employee of the Company and/or a subsidiary (the “Optionee”);
RECITALS:
          A. The Company desires to provide non-employee directors, and certain salaried officers and other salaried key employees of the Company and its subsidiaries with a long-range incentive and inducement to remain with the Company and its subsidiaries, and to encourage them to increase their efforts to make the Company and its subsidiaries successful;
          B. The Company believes that granting to such individuals an option to purchase common stock, par value $.01 per share, of the Company (“Common Stock”) may help in accomplishing the above purpose; and
          C. The Company has adopted the Century Aluminum Company 1996 Stock Incentive Plan, as amended (the “Plan”) and desires to grant an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) under the Plan to the Optionee;
          NOW, THEREFORE, the parties hereto agree as follows:
GRANT OF OPTION
          1. The Company hereby grants to the Optionee, pursuant to the Plan, an option (the “Option”) to purchase up to and including «Number_of_Options» shares of Common Stock at a price of $«Option_Price» per share, upon the terms and conditions hereinafter contained. The Optionee agrees to all the terms and conditions under which the Option is granted to the Optionee and agrees to be bound thereby.

          2. This Option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Plan.
TERM AND VESTING
          3. Subject to earlier expiration pursuant to Section 5, this Option shall expire on the 10th anniversary of the date of this Agreement (the “Expiration Date”). This Option may be exercised in whole or in part in whole numbers of shares prior to the Expiration Date, subject to the following limitations:
     a. one-third of the total number of shares covered under this Option may be purchased by the Optionee on or after the date hereof;
     b. one-third of the total number of shares covered under this Option may be purchased by the Optionee on or after the first anniversary of the date hereof;
     c. one-third of the total number of shares covered under this Option may be purchased by the Optionee on or after the second anniversary of the date hereof;
provided, however, upon a Change of Control of the Company, this Option shall vest and become exercisable during the remaining term of the Option as provided in the Plan.
EXERCISE OF OPTION
          4. To exercise, the Optionee must give written notice of the number of shares to be purchased and the manner of payment to the Company’s stock plan administration group. The shares may be registered only in the name of the Optionee or in the Optionee’s name and the names of others as joint tenants.
EFFECT OF TERMINATION OF EMPLOYMENT
          5. If the Optionee ceases to be an employee of the Company and/or a subsidiary for any reason other than death, disability or retirement, the Option shall be forfeited and all rights hereunder cancelled. If the Optionee ceases to be an employee of the Company and/or a subsidiary because of death, disability or retirement, the following shall apply:

a. Vesting. If the Optionee is under 62 years of age, the portion of the Option that was not exercisable (the “Unvested Portion”) as of the date the Optionee ceased to be an employee (the “Termination Date”) shall be forfeited. If the Optionee is 62 years old or older, the Unvested Portion shall, subject to Section 5.b below, continue to vest.
b. Exercise. If the Optionee is under 62 years of age and the Optionee retires, the Optionee shall have the right until the earlier of the Expiration Date or 90 days after the Termination Date to purchase the number of shares, if any, which the Optionee is then entitled to purchase under paragraphs 3 and 5.a above. If the Optionee dies, becomes disabled or is 62 years old or older on the Termination Date, the vested portion of the Option may be exercised until the earlier of the Expiration Date or the date three years after the Termination Date.
NONTRANSFERABILITY
          6. The Option granted hereunder may not be sold, transferred, hypothecated, pledged or otherwise disposed of by the Optionee except by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or for the benefit of any immediate family member of the option holder. The option to acquire stock and all of the Optionee’s rights hereunder shall terminate immediately if the Optionee: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Option or any rights hereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any matter so that the Option or any rights hereunder become subject to being taken from the Optionee to satisfy the Optionee’s debts or liabilities.
WITHHOLDING TAXES
          7. It is intended that the Option granted herein shall constitute an incentive stock option as defined under Section 422 of the Code. Accordingly, it is recognized by the parties that disposing of shares acquired pursuant to the exercise of the incentive stock option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) by the optionee may result in taxable income to the Optionee as additional compensation, the amount of which is deductible by the Company. Therefore, if such event occurs, the Optionee agrees to reimburse the Company (or permit the Company to retain from option proceeds) an amount equal to not less than 20% of that compensation, as determined by the Company, necessary to satisfy the Company’s withholding tax liability to the Federal, state or local Governments with respect to such compensation.

EFFECT OF RECAPITALIZATION OR REORGANIZATION
          8. This Option shall be subject to adjustment as provided in Article II of the Plan.
          None of the shares of stock covered by the Option shall be considered, for any purpose whatsoever, as outstanding shares prior to the issuance of stock certificates or the making of the book entry therefor pursuant to exercise of the Option hereunder, and, except as specifically set forth above, the Optionee shall have no rights in or to any dividends or other distributions of cash or other property on or with respect to outstanding shares of stock covered by the Option paid or payable to holders of record prior to such issuance.
          9. The Option granted hereunder shall be binding upon the Company, its successors or assigns, including any successor or resulting Company, either in a liquidation or merger of the Company into another Company owning all of the outstanding voting stock of the Company or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting entity acquires all or substantially all the assets of the Company and assumes all its obligations.
EMPLOYMENT RIGHTS AND OBLIGATIONS
          10. The granting of the Option hereunder shall not alter or otherwise affect the rights of the Company or of its subsidiaries to change the duties of the Optionee or the services to be performed by the Optionee or the place of performance of such services or the Optionee’s compensation, or lessen, restrict or otherwise affect the right of the Optionee’s employer to terminate the Optionee’s employment at any time.
LIMITATIONS ON DISPOSITION OF INCENTIVE STOCK OPTION SHARES
          11. It is understood and intended that this option shall qualify as an incentive stock option as defined in Section 422 of the Code. Accordingly, the Optionee understands that to obtain the tax benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of the option within the one-year period beginning on the day after the day of the transfer of such shares to him by the Company, nor within the two-year period beginning on the day after the date of this Agreement. If the Optionee intends to dispose or does dispose (whether by sale, exchange, gift, transfer or otherwise) of any such shares within said periods, he will notify the Company in writing within 10 days after such disposition. Further, the optionee understands that to obtain the tax benefits of an incentive stock option, the optionee must be at all times beginning on the date of grant of the option and ending on the day which is no earlier than three months before the date of exercise (or in the case of death or disability, one year before the date of exercise) be an employee of the Company, a parent company or a subsidiary.
INTERPRETATION
          12. The Compensation Committee or its successors or assigns, shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of the Plan and this Agreement and its decisions shall be binding and conclusive upon all interested parties.
MISCELLANEOUS
          13. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Compensation Committee may provide for elimination of fractions or the settlement of fractions in cash.
          14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state.
          IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the date and year first above written.

CENTURY ALUMINUM COMPANY

By:

Name:
Title:

Optionee

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